Exhibit 5.1

                May 22, 2018

GrafTech International Ltd.

982 Keynote Circle

Brooklyn Heights, OH 44131

Re: GrafTech International Ltd. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to GrafTech International Ltd., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-8 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of 15,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), to be issued under the GrafTech International Ltd. Omnibus Equity Incentive Plan (the “Plan”).

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	the Registration Statement;

(b)       the Plan; and

(c)	copies of the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws certified by the Secretary of State of the State of Delaware and the corporate secretary of the Company, respectively.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that the Shares have been duly authorized by all necessary corporate action of the Company and, when issued in accordance with the terms of the Plan, at prices not less than the par value thereof, will be validly issued, fully paid and nonassessable.

The foregoing opinions are limited to the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Sincerely,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By: /s/ Sandra L. Flow

Sandra L. Flow, a Partner